Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on the Schedule 13D filed herewith (and any amendments thereto), relating to the Common Shares, par value 1 and 2/3 Philippine Pesos per share, of PSi Technologies Holdings, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

January 4, 2008

MERRILL LYNCH GLOBAL EMERGING MARKETS PARTNERS, LLC

By: Merrill Lynch Global Emerging
Partners, L.P.,
as its Managing Member

By: Merrill Lynch Global Capital L.L.C.,
as its General Partner

By: Merrill Lynch Global Private Equity, Inc.,
as its Managing Member

By: /s/ Douglas P. Madden
Name: Douglas P. Madden
Title: Assistant Secretary

MERRILL LYNCH & CO., INC.

By: /s/ Jonathan N. Santelli
Name: Jonathan N. Santelli
Title: Assistant Secretary

MERRILL LYNCH GROUP, INC.

By: /s/ Jonathan N. Santelli
Name: Jonathan N. Santelli
Title: Authorized Person*

ML IBK POSITIONS, INC.

By: /s/ Douglas P. Madden
Name: Douglas P. Madden
Title: Assistant Secretary

MERRILL LYNCH GLOBAL EMERGING MARKETS PARTNERS II, LLC

By: Merrill Lynch Global Emerging
Partners, L.P.,
as its Managing Member

By: Merrill Lynch Global Capital L.L.C.,
as its General Partner

By: Merrill Lynch Global Private Equity, Inc.,
as its Managing Member

By: /s/ Douglas P. Madden
Name: Douglas P. Madden
Title: Assistant Secretary

MERRILL LYNCH GLOBAL PRIVATE EQUITY, INC.

By: /s/ Douglas P. Madden
Name: Douglas P. Madden
Title: Assistant Secretary

MERRILL LYNCH GLOBAL CAPITAL, L.L.C.

By: Merrill Lynch Global Private Equity, Inc.
Its Managing Member

By: /s/ Douglas P. Madden
Name: Douglas P. Madden
Title: Assistant Secretary

MERRILL LYNCH GLOBAL EMERGING MARKETS PARTNERS, L.P.

By: Merrill Lynch Global Capital, L.L.C.
Its General Partner

By: Merrill Lynch Global Private Equity, Inc.
Its Managing Member

By: /s/ Douglas P. Madden
Name: Douglas P. Madden
Title: Assistant Secretary

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